Exhibit 10.10.1

SECOND AMENDMENT TO THE

AGREEMENT

This Second Amendment to the Agreement (this “Amendment”), is entered into and effective as of January 31, 2023, by and between T BANK, N.A., a national banking association (“T Bank”), and Cain, Watters & Associates, P.L.L.C., a Texas professional limited liability company (“Cain Watters”).

Recitals

WHEREAS, T Bank and Cain Watters entered into an Agreement, dated August 23, 2012, as amended by that certain letter, dated May 14, 2015 (as so amended, the “Agreement”); and

WHEREAS, T Bank and Cain Watters desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

1.    Defined Terms. All capitalized terms in this Amendment not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement. Unless otherwise specified, all section references in this Amendment refer to sections of the Agreement.

2.    Section 8.01. Section 8.01 of the Agreement is hereby amended and restated in its entirety as follows:

“Section 8.01. Term. The term of this Agreement shall commence as of the date set forth above and terminate on the date on which that certain Support Services Agreement dated February 5, 2015 by and between Cain Watters and Tectonic Advisors, LLC, a Texas limited liability company formerly known as III:I Financial Management Research, L.P. (“Tectonic”), as it may be amended from time to time, terminates, unless extended through mutual written agreement by Cain Watters and T Bank.

3.    Effect of Amendment. Except as otherwise expressly set forth herein, all other terms and conditions of the Agreement remain in full force and effect without modification. From and after the execution of this Amendment by the parties hereto, any reference to the Agreement shall be deemed a reference to the Agreement as amended hereby.

4.    Governing Law. This Amendment shall be governed by the laws of the State of Texas, without regard to principles of conflicts of law.

5.   Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

6.     Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

T BANK, N.A.

By: /s/ Patrick Howard

Name:  Patrick Howard

Title:    President and Chief Operating Officer

CAIN, WATTERS & ASSOCIATES, LLC

By: /s/ Daniel Wicker

Name: Daniel Wicker

Title:   Managing Member

[Signature Page to Second Amendment to Agreement]